Exhibit 99.1

NEWS RELEASE

	Contacts:	J. Chris Boswell, SVP & CFO
Particle Drilling Technologies, Inc.
713-223-3031 ext. 204

Ken Dennard, Managing Partner
FOR IMMEDIATE RELEASE		Jack Lascar, Partner
DRG&E / 713-529-6600

PARTICLE DRILLING TECHNOLOGIES, INC.
ANNOUNCES THIRD FISCAL QUARTER RESULTS

Houston – August 11, 2005 – Particle Drilling Technologies, Inc. (NASDAQ: PDRT) today announced financial results for the third fiscal quarter ended June 30, 2005. The financial results reflect the Company’s continuing status as a development stage company generating no revenue as well as ongoing planned investment in the Particle Impact Drilling (PID) system.  The following is a summary of the quarterly and year to date results:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004

Revenues	$—	$—	$—	$—
Gross profit	—	—	—	—
Loss from operations	(1,590,884)	(1,244,413)	(3,695,274)	(2,471,116)
Net loss	(1,506,640)	(1,254,643)	(3,549,115)	(2,488,808)
Net loss per share - basic and diluted	$(0.06)	$(0.10)	$(0.17)	$(0.21)

The Company’s interim President and Chief Executive Officer, John Schiller, commented, “Our Company achieved several milestones during the third quarter, including completing the registration process of approximately 14 million shares of our common stock and successfully moving our common stock listing to the NASDAQ SmallCap Market.  We also continued to make progress toward the commercial development of the patented PID technology.”

The Company successfully completed in June the second  phase of a two phase test on the patented PID bit at the TerraTek Drilling Research Laboratory in Salt Lake City.  In July, the Company also completed a two week test program at the GTI Catoosa facility outside of Tulsa,

Oklahoma.   At the Catoosa facility, Particle Drilling Technologies was able to run the PID system in an actual well, as well as test and refine the operating procedures and processes to better prepare for actual fieldwork.  Overall, the Company is pleased with the PID system’s drilling performance and identified areas for operational improvement. Particle Drilling Technologies intends to continue to refine the system and develop operational protocols that should allow the Company to move the system reliably into the commercial market.

The Company will hold a conference call at 10:00 a.m. Eastern time on Friday, August 12, 2005, to discuss its quarterly results and to provide an operational update. To participate in the call, dial  303-205-0033 and ask for the Particle Drilling call at least 10 minutes prior to the start time, or access it live over the Internet by logging onto the web at www.particledrilling.com, on the “Investor Relations” section of the Company’s website. To listen to the live call on the web, please visit the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

If you cannot listen to the live webcast, an archive will be available shortly after the call for a period of 90 days on the “Investor Relations” section of the Company’s website. A telephonic replay of the conference call will be available through August 19, 2005 and may be accessed by calling 303-590-3000 and using the pass code 11036956.

Particle Drilling Technologies, Inc., headquartered in Houston, Texas, is a development stage oilfield service and technology company owning certain patents and pending patents related to the Particle Impact Drilling technology.  The Company’s technology is designed to enhance the rate-of-penetration function in the drilling process, particularly in hard rock drilling environments.

Certain statements in this press release that are not historical but are forward-looking are subject to known and unknown risks and uncertainties, which may cause PDTI’s actual results in future periods to be materially different from any future performance that may be suggested in this press release.  Such risks and uncertainties may include, but are not limited to, PDTI’s ability to raise equity capital, if necessary, and its ability to obtain equity financing on acceptable terms, if at all, a severe worldwide slowdown in the energy services sector, working capital constraints and other risks described in PDTI’s filings with the SEC.  Further, PDTI is a development stage company that operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond PDTI’s control such as announcements by competitors and service providers.

- tables to follow –

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2005	2004	2005	2004

Revenues	$—	$—	$—	$—

Operating expenses:
Research and development	731,054	152,444	1,721,457	276,865
General and administrative	859,830	1,091,969	1,973,817	2,194,251

Total operating expenses	1,590,884	1,244,413	3,695,274	2,471,116

Loss from operations	(1,590,884)	(1,244,413)	(3,695,274)	(2,471,116)

Other income (expenses)
Interest income	80,725	—	126,102	—
Rental income	3,880	—	3,880	—
Gain on debt extinguishment	—	—	26,990	—
Interest expense	(361)	(10,230)	(10,813)	(17,692)

Total other income (expenses)	84,244	(10,230)	146,159	(17,692)

Net loss	$(1,506,640)	$(1,254,643)	$(3,549,115)	$(2,488,808)

Net loss per common share, basic and diluted	$(0.06)	$(0.10)	$(0.17)	$(0.21)

Weighted average number of common shares outstanding, basic and diluted	24,312,819	12,563,072	21,385,891	11,808,867

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2005	2004
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$11,786,046	$20,363
Accounts receivable - related party	9,316	—
Prepaid expenses	89,929	110,535

Total current assets	11,885,291	130,898

Property, plant & equipment, net	1,244,745	451,825

Intangibles, net	980,435	982,612

Other assets	391,089	5,250

Total assets	$14,501,560	$1,570,585

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$326,829	$864,177
Short-term notes payable	40,000	340,304
Current portion of long-term debt	10,566	10,891
Accrued expenses	225,918	216,553

Total current liabilities	603,313	1,431,925

Long-term debt	12,187	20,201

Commitments and Contingencies

Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 27,393,094 issued and 24,393,094 oustanding at June 30, 2005, and 18,095,447 issued and oustanding at September 30, 2004	27,393	18,095
Additional paid-in capital	22,781,566	3,974,148
Treasury stock at cost, 3,000,000 shares and -0- shares at June 30, 2005 and September 30, 2004, respectively	(1,500,000)	—
Deficit accumulated during the development stage	(7,422,899)	(3,873,784)

Total stockholders’ equity	13,886,060	118,459

Total liabilities and stockholders’ equity	$14,501,560	$1,570,585

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended June 30,
	2005	2004

Cash flows from operating activities:
Net loss	$(3,549,115)	$(2,488,808)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	(26,990)	—
Depreciation and amortization expense	244,598	90,427
Short-term note issued for services	—	44,000
Common stock issued for services	(66,500)	968,000
Warrants issued for services	57,999	5,830
Stock-based employee compensation	177,550	50,814
Changes in operating assets and liabilities:
Increase in accounts receivable	—	(6,410)
Increase in accounts receivable - related party	(9,316)	—
(Increase) decrease in prepaid expenses	20,606	—
decrease in other current assets	—	7,500
Increase (decrease) in accounts payable	(516,868)	133,250
Increase (decrease) in accrued liabilities	9,365	(10,261)

Net cash used in operating activities	(3,658,671)	(1,205,658)

Cash flows from investing activities:
Payments to purchase property and equipment	(999,651)	(1,983)
Proceeds from sale of property and equipment	—	6,982
Payments to purchase intangibles	(35,690)	(154,192)
Payments to purchase other assets	(385,839)	—
Payments issued for note receivable	—	(24,447)
Payments issued for note receivable - related party	—	(56,783)

Net cash used in investing activities	(1,421,180)	(230,423)

Cash flows from financing activities:
Proceeds from issuance of common stock	18,647,666	1,028,697
Purchases of treasury stock	(1,500,000)	—
Proceeds from issuance of convertible notes	—	553,500
Repayments of notes payable	(302,132)	(123,013)
Proceeds from borrowings under loan agreements - related parties	—	—
Repayment of borrowings under loan agreements - related parties	—	(23,195)

Net cash provided by financing activities	16,845,534	1,435,989

Net increase in cash and cash equivalents	11,765,683	(92)

Cash and cash equivalents - beginning of period	20,363	3,502

Cash and cash equivalents - end of period	$11,786,046	$3,410

The accompanying notes are an integral part of these statements.

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